Exhibit 10.3

[FORM]

AMENDED AND RESTATED

XTI AEROSPACE, INC.

2018 EMPLOYEE STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of ______________________, is between XTI Aerospace, Inc. (f/k/a Inpixon), a Nevada corporation (the Company”) and __________________(the “Optionee”), an Eligible Person, pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan, as amended from time to time (the “Plan”). Any capitalized terms not otherwise defined herein shall the meaning given to it in the Plan.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.001 per share (“Common Stock”), in accordance with the provisions of the Plan;

NOW, THEREFORE, in consideration of the mutual covenants set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of up to _________________full shares of Common Stock (the “Optioned Shares”). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement. The Option granted hereunder is intended to be a nonqualified stock option (“NQSO”) for purposes of the Code.

2. Exercise Price. The exercise price of the Common Stock covered by the Option shall be __________________ per share (being the Fair Market Value per share of the Common Stock on the Grant Date). The “Grant Date” is ____________, 20__.

3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Agreement, the Option shall expire on __________________ (the “Expiration Date”), which date is not more than ten (10) years from the Grant Date. The Option shall not be exercisable on or after the Expiration Date. The Option is a Non-Qualified Stock Option that is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Section 409A of the Code.

4. Vesting; Exercise of Option. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested, and the Stock Option shall be exercisable as follows:

[TO BE UPDATED WITH SPECIFIC VESTING TERMS]:

(a) _______________________ of the total Optioned Shares shall vest and that portion of the Option shall become exercisable on __________________, provided the Optionee is employed by (or, if the Optionee is a non-employee director, consultant, or vendor, is providing services to) the Company or a Subsidiary on that date.

(b) _______________________ of the total Optioned Shares shall vest and that portion of the Option shall become exercisable on __________________, provided the Optionee is employed by (or, if the Optionee is a non-employee director, consultant, or vendor, is providing services to) the Company or a Subsidiary on that date.

(c) _______________________ of the total Optioned Shares shall vest and that portion of the Option shall become exercisable on __________________, provided the Optionee is employed by (or, if the Optionee is a non-employee director, consultant, or vendor, is providing services to) the Company or a Subsidiary on that date.

(d) _______________________ of the total Optioned Shares shall vest and that portion of the Option shall become exercisable on __________________, provided the Optionee is employed by (or, if the Optionee is a non-employee director, consultant, or vendor, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, if (x) the Optionee’s Termination of Service is due to the Optionee’s death or Total Disability or (y) a Change of Control occurs and the Optionee remains an employee, non-employee director, consultant, or vendor at least until immediately prior to the Change of Control, the total Optioned Shares not previously vested shall thereupon immediately become vested, and this Option shall become fully exercisable immediately prior to the occurrence of such applicable event, if not previously so exercisable.

5. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a) in cash, or by certified check, bank draft, or postal or express money order;

(b) through the delivery of Common Stock previously acquired by the Optionee;

(c) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d) in Common Stock newly acquired by the Optionee upon exercise of the Option; or

(e) in any combination of (a), (b), (c) or (d) above.

(f) Cashless Exercise. If elected by the Optionee and permitted by the Board or the Committee, the Optionee may exercise all or a portion of the Option, without a cash payment of the exercise price, through a reduction in the number of Common Stock issuable upon the exercise of the Option. Such reduction may be effected by designating that the number of Common Stock issuable to the Optionee upon such exercise shall be reduced by the number of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the amount of the aggregate purchase price for such exercise as to the number of Common Stock to be issued to the Optionee upon such exercise.

(g) Other Forms of Consideration. If elected and permitted by the Board or the Committee, the Optionee may exercise all or a portion of the Option (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by waiver of consideration due to the Optionee for services rendered; (iii) by a combination of the foregoing or (iv) other forms of consideration permitted by the Board or the Committee and not inconsistent with the Plan.

In the event the exercise price is paid, in whole or in part, with Common Stock, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Stock surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Common Stock with respect to which the Option is so exercised or via deposit/withdrawal at custodian (“DWAC”) pursuant to instructions provided by the Optionee, provided that the Common Stock underlying the Option have been registered, or are exempt from the registration requirements, of the federal and state securities laws. The Optionee shall obtain the rights of a shareholder upon receipt of (i) a certificate(s), (ii) a book-entry security entitlement or (iii) any other similar statement evidencing beneficial ownership, representing such Common Stock.

Such certificate(s) (or book-entry security entitlement(s)) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or Total Disability (as defined in the Plan) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Common Stock that is purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, the Optionee shall be responsible for all employment and income taxes then or thereafter due (whether federal, state or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Committee, Common Stock) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Stock at exercise, withholding cash from the Optionee’s salary or other compensation or such other means as the Committee considers appropriate to the fullest extent permitted by applicable law. In satisfaction of the foregoing withholding requirement, unless otherwise determined by the Company or the Company’s affiliates, the Company shall withhold the number of shares to be delivered upon the exercise of the Option with an aggregate Fair Market Value that equals (but does not exceed) the amount of any federal, state and/or local taxes required by law to be withheld in connection with the Optioned Shares. The Optionee acknowledges that there may be adverse tax consequences upon the vesting of this Award or disposition of the underlying shares and that the Optionee has been advised, and hereby is advised, to consult a tax advisor. The Optionee represents that the Optionee is in no manner relying on the Board, the Committee, the Company or an affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Nothing in the preceding sentence shall impair or limit the Company’s right with respect to satisfying withholding obligations under Section 13 of the Plan.

6. Non-Transferability of Option. The Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of the Optionee’s Total Disability, by the Optionee’s guardian or legal representative.

7. Termination of Service. Subject to Section 19 of this Agreement, if the Optionee’s service with the Company and any of its Subsidiaries is terminated for any reason (other than death or Total Disability or termination for Cause (as defined in Section 4.4 of the Plan)) prior to the Expiration Date, then the Option may be exercised by the Optionee, to the extent of the number of Common Stock with respect to which the Optionee could have exercised it on the date of such Termination of Service, at any time prior to the earlier of (i) the Expiration Date, or (ii) three (3) months after such Termination of Service. Subject to Section 19 of this Agreement, any part of the Option that was not exercisable immediately before that Termination of Service shall terminate at that time. No Option granted under this Agreement or the Plan may be exercised by a Optionee following a Termination of Service for Cause.

8. Total Disability. In the event of the Total Disability (as defined in the Plan) of the Optionee (i) while serving as an Eligible Person; or (ii) within three (3) months after a Termination of Service, other than for Cause, then the Option may be exercised by the Optionee or by the Optionee’s legal representative, to the extent of the number of Common Stock with respect to which the Optionee could have exercised it on the date of such Termination of Service at any time within twelve (12) months after the Optionee’s Total Disability, but in no event after the Expiration Date. Any part of the Option that was not exercisable immediately before the Optionee’s Termination of Service shall terminate at that time.

9. Death. If the Optionee dies (i) while serving as an Eligible Person; or (ii) within three (3) months after a Termination of Service, other than for Cause, then the Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the Optionee’s death, to the extent of the number of Common Stock with respect to which the Optionee could have exercised it on the date of the Optionee’s death, at any time within twelve (12) months after the Optionee’s death, but in no event after the Expiration Date. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

10. Securities Matters.

(a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Stock hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been affected or obtained on conditions acceptable to the Board or the Committee. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Committee shall inform the Optionee in writing of any decision to defer or prohibit the exercise of the Option. During the period that the effectiveness of the exercise of the Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b) The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or disability) as a condition of exercising the Option, to give written assurances in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Stock subject to the Option for the Optionee’s own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Stock delivered in connection with the exercise of the Option, if any, bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Stock or otherwise. The Optionee specifically understands and agrees that the Common Stock, if and when issued upon exercise of the Option, may be “restricted securities, “as that term is defined in Rule 144 under the Securities Act 1933, as amended (the “Securities Act”), and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act or an exemption from such registration is available.

(c) The Optionee shall have no rights as a shareholder with respect to any Common Stock covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate (or book-entry security entitlement) to the Optionee for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate (or book-entry security entitlement) is issued.

11. Adjustment on Changes in Capitalization.

(a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number of Option Shares as to which the Option may be exercised shall be correspondingly adjusted by the Company, and the exercise price shall be adjusted so that the product of the exercise price immediately after such event multiplied by the number of Option Shares subject to this Agreement immediately after such even shall be equal to the product of the exercise price multiplied by the number of Option Shares subject to this Agreement immediately prior to the occurrence of such event.

(b) In the event of a Material Transaction or the dissolution or liquidation the Company, whether voluntary or otherwise, that is not a Material Transaction, the unexercised portion of this Option shall be subject to Section 9 of the Plan.

(c) Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of an Option Share would result from any such adjustment, the Company will not be required to issue such fractional Option Share but shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

12. Notice. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the last address the Optionee provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to a participant in the plan and the Option by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. By accepting this Option, the Optionee consents to receive such documents by electronic delivery and if applicable, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. The Optionee’s Acknowledgements. The Optionee acknowledges that a copy of the Plan has been made available for the Optionee’s review by the Company and represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

14. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

15. The Optionee’s Representations. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the issuance of such shares of Common Stock shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 15 shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionee are subject to all Applicable Laws.

16. Investment Representation. Unless the shares are issued to the Optionee in a transaction registered under applicable federal and state securities laws, by the Optionee’s execution hereof, the Optionee represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Optionee for investment purposes for the Optionee’s own account and not with any intent for resale or distribution in violation of federal or state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Optionee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

17. Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an employee or other service provider of the Company or any of the Company’s affiliates or shall interfere with or restrict in any way the rights of the Company and the Company’s affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate of the Company and the Optionee.

18. Governing Law. This Agreement shall be governed by the applicable Code provisions, to the maximum extent possible, in a manner consistent with the provisions of the Code concerning non-qualified stock options. Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and Options granted thereunder.

19. Employment Agreement. Notwithstanding anything to the contrary in this Agreement, if there is a written employment agreement in effect between you and the Company or any Subsidiary (the “Employment Agreement”), then the Option shall be subject to the terms of such Employment Agreement, so long as such Employment Agreement remains in effect (as it may be amended, supplemented or restated from time to time) and the terms set forth in the Employment Agreement are applicable to the Option.

20. Amendment, Modification, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board of Directors of the Company or an affiliate of the Company (if the affiliate, rather than the Company, is a party to the Agreement); provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Optionee.

21. Clawback. The Optionee by accepting this Agreement hereby acknowledges and consents to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Optionee and the shares underlying the Option, whether adopted before or after the Grant Date, and any term of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

22. 409A Compliance. The Option and payments made pursuant to this Agreement and the Plan are intended to qualify for an exemption from, or comply with, the applicable requirements of Section 409A of the Code. If the Company makes a good faith determination that any compensation provided under this Agreement is likely to be subject to the additional tax imposed by Section 409A of the Code, the Company may, to the extent it deems necessary or advisable, modify this Agreement, without the Optionee’s consent, to reduce the risk that such additional tax will apply, in a manner designed to preserve the material economic benefits intended to be provided to the Optionee under this Agreement (other than any diminution of such benefit that may be attributable to the time value of money resulting from a delay in the timing of payments hereunder for a period of approximately six months or such longer period as may be required).

23. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

24. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and affiliates of the Company and the Optionee with respect to the subject matter hereof.

25. Limitation on the Optionee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Optionee shall have only the rights of a general unsecured creditor of the Company and affiliates of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

26. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

27. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Non-Qualified Stock Option Agreement as of the day and year first above written.

XTI AEROSPACE, INC.

By:
Name:
Title:

OPTIONEE:

Optionee:

AMENDED AND RESTATED

XTI AEROSPACE, INC.

2018 EMPLOYEE STOCK INCENTIVE PLAN

Notice of Exercise of Non-Qualified Stock Option

I hereby exercise the non-qualified stock option granted to me pursuant to the Non-Qualified Stock Option Agreement dated as of ________________________, by XTI Aerospace, Inc. (f/k/a Inpixon), a Nevada corporation (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:		_______________

Purchase price per Share:	$	_______________

Total purchase price:	$	_______________

_____ A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

_____ B.	Enclosed is/are _____ Share(s) with a total Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

_____ C.

I have provided notice to ________________ [1], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

and/or

_____ D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

and/or

_____ E.	I elect to satisfy the payment for Shares purchased hereunder by having the Company reduce the number of Shares issuable to me equal to the number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the aggregate purchase price for such Shares under the terms of my Non-Qualified Stock Option Agreement.

and/or

_____ F.	I elect to satisfy the payment for Shares purchased hereunder by remitting other forms of consideration as follows: ________________

[ ] Please have the certificate or certificates representing the purchased Shares registered in the following name or names*: _____________; and sent to:

[ ] Please have the shares delivered via DWAC to the following account: ___________________

DATED: ___________________ ___, 20___

Insert Name of Broker	Optionee Name

*	Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and the Optionee’s spouse.